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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2000, except as to the fifth paragraph of Note 1 which is as of April 7, 2000, relating to the financial statements, which appears in the prospectus of Exelixis, Inc. filed pursuant to Rule 424(b) on April 11, 2000 (No. 333-96335).


/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Jose, California
April 28, 2000